                                EXHIBIT N - 12

        Market Shares for Combined Gas & Electric Companies in the U.S.

                                                        Number of   Portion of Market Served
                               Illinova's  Illinova's     Larger     by Illinova and Larger
 Parameter       Units         Statistics    Share      Companies         Companies
--------------------------------------------------------------------------------------------
Customers      thousands           968       1.5%          22              87.7%
Assets         $millions         7,803       3.0%          13              69.7%
Revenues       $millions         2,069       2.2%          15              75.0%


                Comparison of Illinova Corp. to Large Utilities

                            Number of Utilities         Average Size
                            Necessary for 50% of         of These    Ratio of These Utilities
 Parameter       Units            U.S.                   Utilities           of Illinova
--------------------------------------------------------------------------------------------
Customers      thousands           7                      4,630                  5
Assets         $millions           9                     15,687                  2
Revenues       $millions           8                      6,084                  3

                            Number of Utilities         Average Size
                            Necessary for 80% of         of These    Ratio of These Utilities
 Parameter       Units            U.S.                   Utilities           of Illinova
--------------------------------------------------------------------------------------------
Customers      thousands          19                      2,697                  3
Assets         $millions          20                     10,798                  1
Revenues       $millions          19                      4,073                  2

                                EXHIBIT N - 12

  Market Shares for Combined Gas and Electric Companies in the United States
                          Companies Sorted by Revenue

                                               Revenue                             Cumulative
Holding Company                            (millions of $)  Rank   Share of Total    Share
------------------------------------------------------------------------------------------------
PG&E Corp.                                      9,077         1        9.5%           9.5%
Public Service Enterprise Group, Inc.           7,429         2        7.8%          17.3%
TXU                                             7,327         3        7.7%          25.0%
Consolidated Edison, Inc.                       6,690         4        7.0%          32.0%
Cinergy Corp.                                   5,406         5        5.7%          37.7%
PECO Energy Co.                                 5,266         6        5.5%          43.2%
Niagara Mohawk Holdings, Inc.                   3,828         7        4.0%          47.2%
CMS Energy Corp.                                3,649         8        3.8%          51.0%
PP&L Resources, Inc.                            3,624         9        3.8%          54.8%
Ameren Corp.                                    3,403        10        3.6%          58.4%
New Century Energies, Inc.                      3,248        11        3.4%          61.8%
Northern States Power Co.                       3,087        12        3.2%          65.0%
Constellation Energy Group, Inc.                2,672        13        2.8%          67.8%
Conectiv                                        2,461        14        2.6%          70.4%
Sempra Energy                                   2,360        15        2.5%          72.9%
Illinova Corp.                                  2,069        16        2.2%          75.0%

Everyone else combined                         23,833                 25.0%           100%

Total                                          95,428

                                EXHIBIT N - 12

  Market Shares for Combined Gas and Electric Companies in the United States
                          Companies Sorted by Assets


                                               Assets                              Cumulative
Holding Company                            (millions of $)  Rank   Share of Total    Share
------------------------------------------------------------------------------------------------
PG&E Corp.                                     30,096         1       11.4%          11.4%
TXU                                            20,540         2        7.8%          19.2%
Consolidated Edison, Inc.                      16,436         3        6.2%          25.4%
Niagara Mohawk Holdings, Inc.                  15,722         4        6.0%          31.3%
Public Service Enterprise Group, Inc.          15,239         5        5.8%          37.1%
PECO Energy Co.                                13,409         6        5.1%          42.2%
Cinergy Corp.                                  10,650         7        4.0%          46.2%
CMS Energy Corp.                                9,716         8        3.7%          49.9%
PP&L Resources, Inc.                            9,373         9        3.5%          53.5%
Ameren Corp.                                    9,225        10        3.5%          56.9%
Constellation Energy Group, Inc.                9,091        11        3.4%          60.4%
New Century Energies, Inc.                      8,751        12        3.3%          63.7%
Northern States Power Co.                       8,110        13        3.1%          66.8%
Illinova Corp.                                  7,803        14        3.0%          69.7%

Everyone else combined                         79,947                 30.3%           100%

Total                                         264,108

                                EXHIBIT N - 12

  Market Shares for Combined Gas and Electric Companies in the United States
                    Companies Sorted by Number of Customers

                                               Customers                           Cumulative
Holding Company                               (thousands)   Rank   Share of Total    Share
------------------------------------------------------------------------------------------------
PG&E Corp.                                      8,438         1       13.3%          13.3%
Sempra Energy                                   6,772         2       10.7%          24.1%
Consolidated Edison, Inc.                       4,068         3        6.4%          30.5%
TXU                                             3,902         4        6.2%          36.7%
Public Service Enterprise Group, Inc.           3,487         5        5.5%          42.2%
CMS Energy Corp.                                3,167         6        5.0%          47.2%
New Century Energies, Inc.                      2,579         7        4.1%          51.3%
Niagara Mohawk Holdings, Inc.                   2,078         8        3.3%          54.6%
Northern States Power Co.                       2,006         9        3.2%          57.7%
PECO Energy Co.                                 1,903        10        3.0%          60.8%
Cinergy Corp.                                   1,871        11        3.0%          63.7%
Ameren Corp.                                    1,803        12        2.9%          66.6%
Constellation Energy Group, Inc.                1,636        13        2.6%          69.1%
Puget Sound Energy, Inc.                        1,414        14        2.2%          71.4%
Alliant Energy Corp.                            1,287        15        2.0%          73.4%
MidAmerican Energy Holdings Co.                 1,270        16        2.0%          75.4%
PP&L Resources, Inc.                            1,250        17        2.0%          77.4%
UtiliCorp United, Inc.                          1,199        18        1.9%          79.3%
LG&E Energy Corp.                               1,119        19        1.8%          81.1%
NiSource, Inc.                                  1,112        20        1.8%          82.8%
Energy East Corp.                               1,053        21        1.7%          84.5%
Conectiv                                        1,043        22        1.7%          86.2%
Illinova Corp.                                    968        23        1.5%          87.7%

Everyone else combined                          7,786                 12.3%           100%

Total                                          63,209